Press Release	Source: Kuhlman Company, Inc.

Jeffrey Doshan Joins Kuhlman Company as Chief Operating Officer

MINNEAPOLIS, Aug 01, 2006 (BUSINESS WIRE) -- Kuhlman Company, Inc. (KUL), a fast growing provider of European-inspired, tailored clothing for men and women, today announced that the Company has hired Jeffrey R. Doshan as it's Chief Operating Officer.

Mr. Doshan joins the Company with a long, successful career in retail and business management. His background includes an extensive career at Target Corporation, where he began as a buyer in 1981. He subsequently rose to become a divisional merchandise manager and then moved on to hold executive positions at Mervyn's, a division of the Target Corporation, where he served as Senior Vice President, Merchandising with a responsibility for a $2.7 billion business in the men's, kid's, footwear, intimate apparel, jewelry and accessories departments.

Mr. Doshan has significant specialty retail experience and has also held the position of Executive Vice President for Cole Gift Corporation, a $265 million, 1300 specialty store chain, and held the position of President of Tannery West, formerly a division of Wilsons The Leather Experts.

Luis Padilla, Chief Executive Officer, commented, "We are very pleased to welcome Jeff to our team. We are in the process of building an extremely capable and experienced group of executives to guide Kuhlman along its growth path. With his background in merchandising, operations, real estate, and planning, we are looking forward to his immediate and significant contribution to our efforts. "

Mr. Doshan commented, "I believe that Kuhlman has a unique position and opportunity and fills a void in the marketplace for a stylish, contemporary, value-driven retailer for men and women across the country. Our product is excellent and the opportunities to grow this concept are large and compelling. I am excited to become involved early in the Company's lifecycle and will be dedicated to building a strong platform that will support growth and which ultimately, can prove capable of delivering tremendous value to both our many consumers and shareholders."

About Kuhlman Company, Inc.

Kuhlman is a specialty retailer and wholesale provider of both men's and women's apparel, offered under the Kuhlman brand through company-owned retail stores and under private labels through other large retailers. Kuhlman opened its first retail store in July 2003 and now operates fifty two (52) retail stores in 19 states. Kuhlman has approximately 250 employees and its corporate office is located in Minneapolis, MN. Additional information regarding Kuhlman and its apparel, and store locations can be found at http://www.kuhlmancompany.com.

Forward-Looking Statements

Some of the statements made in this release are forward-looking statements. These forward-looking statements are based upon our current expectations and projections about future events and generally relate to our plans, objectives and expectations for our business. Although our management believes that the plans and objectives expressed in these forward-looking statements are reasonable, the outcome of such plans, objectives and expectations involve risks and uncertainties and our actual future results may be materially different from the plans, objectives and expectations expressed in these forward-looking statements. Specific factors that might cause actual results to differ from our current expectations include, but are not limited to:

-- our ability to anticipate and identify style trends

-- our ability to identify and secure favorable retail locations

-- our ability to establish successful vendor relationships and obtain quality products on a timely basis

-- our ability to hire and develop successful retail salespeople and managers

-- our ability to identify and develop additional wholesale relationships

-- our ability to compete successfully against other retailers and market our styles in a profitable manner, and

-- other factors expressed in our periodic filings with the United States Securities and Exchange Commission, specifically including those risk factors contained in the Company's current report on Form 8-K filed on June 16, 2005.

For the foregoing reasons, readers and investors are cautioned that there also can be no assurance that the outcomes expressed in our forward-looking statements included in release will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the Company's objectives and plans will be achieved in any specified time frame, if at all. The Company does not undertake any obligation to update any forward-looking statements or to announce revisions to any forward-looking statements.

SOURCE: Kuhlman Company, Inc.

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Kuhlman Company, Inc.

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